Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-effective Amendment No. 1 to Registration Statement (No. 333-129754) on Form S-8 of Genius Products, Inc. of our report, dated April 13, 2006, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-KSB of Genius Products, Inc. for the year ended December 31, 2005.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
December 5, 2006